EXHIBIT 11.01
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                               RIO HOTEL & CASINO, INC. and SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                                  THREE MONTHS ENDED

                                                                    MARCH 31, 1995              MARCH 31, 1994
                                                                      (Unaudited)                (Unaudited)

PRIMARY:
   EARNINGS:
      NET INCOME                                                   $       4,511,732           $       3,978,730
                                                                   =================           =================
   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                                      21,297,196                  21,166,634
      STOCK OPTIONS                                                          315,443                     577,025

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                                         21,612,639                  21,743,659
                                                                   =================           =================
   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                                  $            0.21          $             0.18
                                                                   =================          ==================

FULLY DILUTED:
   EARNINGS:
      NET INCOME                                                   $       4,511,732          $        3,978,730
                                                                   =================          ==================
   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                                      21,297,196                  21,166,634
      STOCK OPTIONS                                                          399,355                     578,105

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                                         21,696,551                  21,744,739
                                                                   =================          ==================
   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                                  $            0.21          $             0.18
                                                                   =================          ==================
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